Exhibit 23.6

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement of EUROEV Holdings Limited on Amendment No.1 to Form F-4 of our report dated April 24, 2026 with respect to our audits of the financial statements of Hudson Acquisition I Corp. as of December 31, 2025 and for the year then ended, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

Chicago, IL	/s/ HCL, PLLC
July 30, 2026	HCL, PLLC
Certified Public Accountants
PCAOB ID: 7222